EXHIBIT 10.1-3


                           	LEASE AGREEMENT



PREMISES:				               3130 Gateway Drive
                      						Suite 600
                      						Norcross, Georgia 30071

LESSOR:					                Connecticut General Life Insurance Company
                          		on behalf of its Separate Account R

LESSEE:					                Immucor, Inc.


DATE:					                  February 2, 1996


                         	TABLE OF CONTENTS
1.	 Premises	                                         1
2.	 Term	                                             1
3.	 Rental	                                           1
4.	 Security Deposit	                                 2
5.	 Use	                                              2
6.	 Lessor's Care	                                    3
7.	 Lessee's Care	                                    3
8.	 Inspections	                                      3
9.	 Default and Remedies	                             3
10.	Personalty of Lessee	                             4
11.	Possession	                                       5
12.	Utilities	                                        5
13.	Assignment and Subletting	                        5
14.	Destruction or Damage	                            5
15.	Eminent Domain	                                   6
16.	Alterations and Improvements	                     6
17.	Insurance	                                        6
18.	Exterior Signs	                                   6
19.	Attorney's Fees	                                  7
20.	Holding Over	                                     7
21.	Surrender of Premises	                            7
22.	Notices 	                                         7
23.	Parties	                                          7
24.	Parking Spaces and Driveways	                     7
25.	Subordination	                                    8
26.	Governmental Orders	                              8
27.	Improvements	                                     8
28.	Estoppel Certificates	                            8
29.	Protective Covenants	                             9
30.	Liability	                                        9
31.	Time is of the Essence	                           9
32.	Lessor's Estate	                                  9
33.	Broker indemnification 	                          9
34.	Rules and Regulations	                            9
35.	Special Stipulations	                             9

Exhibit "A" - Floor Plan
Exhibit "B" - Tenant Improvements (Intentionally Omitted)
Exhibit "C" - Rules & Regulations
Exhibit "D" - Signage Criteria


                   	STANDARD LEASE AGREEMENT

THIS LEASE AGREEMENT, (the "Lessor") is made this 1st day of February, 1996, by and between Connecticut General Life Insurance on behalf of its Separate Account R ("Lessor"); and Immucor, Inc., a Georgia Corporation (the "Lessee").

                 	W  I  T  N  E  S  S  E  T  H:

	1. PREMISES

Lessor does hereby rent and lease to the Lessee, and Lessee does hereby rent and hire from Lessor, that certain space containing approximately 42,837 square feet of space, as shown on floor plan attached hereto as Exhibit A and incorporated hereby by this reference (such space being hereinafter referred to as the "Premises"). The Premises are located in Lessor's buildings (hereinafter referred to as the "Buildings") known as 3130 Gateway Drive, Suite 600, Norcross, Georgia 30071 (37,931 square feet) and 3150 Gateway Drive, Suite 500, Norcross, Georgia 30071 (4,906 square feet). Effective January 1, 1997, Lessor agrees to lease an additional 4,615 square feet in Suites 400 and 450 at 3150 Gateway Drive, Norcross, Georgia 30071 (See Exhibit "A") increasing the total space leased to 47,452 square feet (See Special Stipulation #35).

	2. TERM

The term of this Lease shall be for a period of Sixty (60) months, commencing on May 1, 1996 (the "Commencement Date") and ending on April 30, 2001 (the "Termination Date") at midnight unless sooner terminated as hereunder provided or unless such commencement and termination dates are adjusted as herein provided.

	3. RENTAL

Lessee shall pay to Lessor at P.O. 102228, Atlanta Georgia 30368-0228, or at such other place Lessor may designate in writing, a Base Rent of See Special Stipulation #36, payable in equal monthly installments of See Special Stipulation #36, to be paid without notice, demand, deduction, or offset on the first day of each calendar month in advance. Rental payments not received by Lessor within ten (10) calendar days after the due date thereof shall be subject to a late charge payable by Lessee in an amount equal to five percent (5%) of such past due rental.

(a)	Commencing in the calendar year 1996 and continuing thereafter during each year of the term of this Lease, in the event Lessor's per square foot cost of real estate taxes, sanitary taxes, general and special assessments on the Building and on the land on which the Building is located is above a tax expense stop equal to $.18 per square foot, then Lessee shall pay to Lessor as additional rent the amount of such per square foot overage. The term
"taxes" shall include every type of tax, charge or impost assessed against the Building, or upon the land upon which the Building is located or upon the operation of the Building together with any and all reasonable costs protesting and reducing taxes and legal fees incident therewith, excepting only income taxes imposed upon Lessor.

(b)	Lessor shall notify Lessee in writing, on or reasonably after Lessor's annual receipt of tax billings of the amount of any such increase over the preceding calendar year in taxes pursuant to paragraph 3(a) above, and Lessee shall pay the amount of such increase to Lessor as additional rent within thirty (30) days after delivery of such notice to Premises or receipt thereof by Lessee. Lessor shall, upon written request by Lessee, provide copies of tax billings to Lessee.

(c)	Lessee agrees to pay as additional rent, as hereinafter provided, its share of reasonable expenses incurred by Lessor at its discretion, for the operation and maintenance of the common areas, including, without limiting the generality of the foregoing, cost incurred for building insurance,  lighting, painting, cleaning, traffic control, policing, inspection, landscaping and repairing and replacing the common areas, or any part thereof together with a reasonable allowance for Lessor's direct overhead for such services, and any and all water consumed on the Premises which is not separately metered to the Lessee.
The share to be paid by the Lessee shall be that percentage of the cost of operation and maintenance of the common areas which the gross rentable area of the Premises bears to the gross rentable area of the buildings known as
Colony Center which percentage shall be equal to 42,837 / 220,553 = 19.42%.
Beginning January 1, 1997, Lessee's share shall increase to 21.52%
(47,452 / 220,553) denoting the expansion into suites 400 and 500 at 3150
Gateway Drive (See Special Stipulation #35).  Such common area maintenance expense shall be billed by the Lessor to the Lessee monthly based upon the estimated annual cost of operation and maintenance of the common areas during the term of this Lease and Lessee shall pay  such common area maintenance expense charges to Lessor as additional rent within thirty (30)
days after delivery of such billing to Premises of a receipt thereof by
Lessee.  Lessor may, at its option, make monthly or other periodic charges based upon the estimated annual cost of operation and maintenance of the common areas.  Within ninety days (90) after the end of each such calendar year, or as soon thereafter as is reasonably practical, Lessor will furnish to Lessee a statement of expenses relating to the common areas for such year, such statement to be prepared in accordance with generally accepted accounting principles and to include Lessee's proportionate share of the actual expenses
relating to common areas, computed as herein provided.   If such statement
shows an amount owing to Lessor that is less than payments for such calendar year previously made by Lessee, Lessee shall receive a credit against the next monthly common area maintenance expense to be paid by Lessee.  If such statement shows an amount owed by Lessee, Lessee shall pay the deficiency to
Lessor within thirty (30) days after delivery of such statement.  Lessee's obligation to pay Lessee's proportionate share of common area maintenance expenses and Lessor's obligation to make adjustments and settlements with respect thereto shall survive any expiration or other termination of this
Lease.

4. SECURITY DEPOSIT

	Intentionally Omitted.

	5. USE

Lessee shall occupy and use the Premises and for General Office, R & D Lab, Production and Warehouse and no other purpose or use. The Premises shall not be used for illegal purposes; nor in violation of any regulation of any governmental body; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building. Lessee agrees, at its own expense, to promptly comply with any and all municipal, county, state and federal statutes, regulations, and/or requirements applicable or in any way relating to its specific use and occupancy of the Premises, including the use, storage, handling, production or disposal of any "Hazardous Materials" (hereinafter defined) on, from, under or about the Premises to the extent that such Hazardous Materials are related to Lessee's specific use of the Premises.
In addition, Lessor reserves the right to amortize capital expenses for non specific use compliance and pass such expenses through pro rata as common area charges. Hazardous Material shall mean any flammable substances, explosives, radioactive materials, hazardous materials, hazardous waste, toxic substances, pollutants, oil or other petroleum products, or related materials identified as such in any federal, state, or local statue, ordinance or regulation. If Lessee's use should increase the rate of insurance on the Premises or on the Building, then Lessee shall pay the entire amount of such increase within thirty (30) days after notification of same by Lessor.

	6. LESSOR'S CARE

Lessor shall not be required to make any repairs or improvements to Premises except reasonable repairs to the foundation, exterior walls or roof of the Building as necessary for safety and tenantablity. Lessor shall present to Lessee and permit Lessee to seek enforcement of any warranties provided to Lessor in connection with any construction performed by Lessor within Premises.

	7. LESSEE'S CARE

Lessee shall repair, maintain, replace as necessary and keep in good, clean and safe repair all portions of Premises and all equipment, fixtures and systems therein which are not specifically set forth as the responsibility of Lessor in Paragraph 6 of this Lease. Lessee's repairs and replacements shall include, without limitation, all electrical, plumbing, heating and air-conditioning systems, parts, components and fixtures; Lessee shall also promptly repair or replace all partitions and all glass and plate glass within Premises immediately when cracked or broken, and Lessee shall indemnify Lessor and shall hold Lessor harmless against any damage or injury to Premises or the Building or to any person or property caused or contributed to by any act, omissions, or neglect of Lessee, any invitee, agent, affiliate, customer or client of Lessee or anyone in Lessee's control or employ. Lessee shall at once report in writing to Lessor any defective condition known to Lessee which Lessor is required to repair, and failure to promptly report such defects shall made Lessee liable to Lessor for any liability incurred by Lessor by reason of Lessee's failure to notify Lessor of such defects. In no event shall Lessee cause or allow any outside storage of trash, refuse, debris or anything else on the Premises, whether in the area of the dumpster or otherwise. Lessee, at Lessee's expense, shall keep in force a standard maintenance with a reputable heating and air conditioning service organization, a copy of said maintenance agreement to be provided to Lessee. Lessor will provide Lessee with all warranties applicable to HVAC system.

	8. INSPECTIONS

At reasonable hours and upon reasonable notice except in case of emergencies, Lessor hereby reserves to itself and its agents the right to exhibit the Premises to prospective purchasers to inspect the Premises to see that Lessee is complying with all its obligations hereunder, to make repairs required of Lessor or Lessee under the terms hereof, to make repairs or modifications to any adjoining space, to maintain, use, repair, and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus, and fixtures located within or without the Premises which service the Building or the Premises, to make alterations in and additions to the Building, and to enter upon the Premises for the foregoing purposes. Lessor agrees that it will not exhibit the Premises to prospective Lessees until 180 days before the expiration of this Lease Agreement.

	9. DEFAULT AND REMEDIES

In the event that: (A) any rental specified in this Lease is not paid within ten (10) calendar days after the giving of written notice by Lessor to Lessee that such rental is due and unpaid; (B) Premises are deserted or abandoned;
(C) Lessee fails to comply with any other term, provision, condition, or covenant of this Lease or with any of the Rules and Regulations now or hereafter reasonably established by Lessor for the government of the Building and Lessee does not cure such failure within ten (10) calendar days after the giving of written notice by Lessor to Lessee of such failure to comply; (D) any petition is filed by or against Lessee in bankruptcy and not dismissed within thirty (30) calendar days after the filing thereof or Lessee takes advantage of any debtor relief proceeding under any present of future law whereby the rental payable hereunder or any part thereof is or is proposed to be reduced or deferred; (E) Lessee becomes insolvent or makes a transfer in fraud of creditors; (F) Lessee makes an assignment for benefit of creditors;
(G) a receiver is appointed for all or a substantial part of the assets of
Lessee: (H) Lessee's Leasehold interest in Premises is levied upon under execution; thereupon, in any such events, Lessor shall have the right, at Lessor's election, to do any of the following, in addition and not in limitation of any other remedy permitted by law or by this Lease:

(i)	Lessor shall have the immediate right of re-entry and may remove all property from the Premises to a warehouse or elsewhere at the cost of, and for the account of, Lessee, all without being deemed guilty of trespass, or becoming liable for any loss, damage or damages which may be occasioned thereby unless such is due to Lessor's gross negligence or willful misconduct;

(ii)	Lessor may enter the Premises and make such alterations and repairs as may be necessary in order to relet the Premises;

(iii)	Lessor, without terminating this Lease may, but shall not be obligated to, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable or acceptable. Upon each reletting all rentals received by Lessor from such reletting all rentals received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any unpaid costs and expenses of such reletting, including brokerage fees and attorney's fees, the costs of such alterations and repairs and lease considerations and incentives; third to the payment of the Base Rental due and unpaid hereunder; and fourth, the residue, if any shall be held by Lessor and applied in payments of further Base Rental and other additional rent or charges as the same may become due and payable hereunder. In no event shall Lessee be entitled to any excess rental received by Lessor over and above that which Lessee is obligated to pay hereunder, including Base Rental, additional rent and all other charges. Notwithstanding any such reletting without termination, Lessor may at any time thereafter terminate this Lease for such previous breach;

(iv)	Lessor may terminate this Lease, in which event Lessee shall immediately surrender possession of the Premises, and Lessor may recover from Lessee all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorneys' fees and costs, the value of any "free rent" and rental concessions, and the unamortized cost of Lessee improvements or allowances given to Lessee or made at Lessor's expense.

	All sums due under this Lease shall bear interest at the lesser of a per annum rate of eighteen percent (18%) or the maximum lawful rate, from due date thereof until paid-in-full.

	All rights and remedies of Lessor created or otherwise existing at law are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise any other.

	10. PERSONALTY OF LESSEE

Lessee shall not remove any personal property, fixtures or equipment from Premises at any time at which Lessee is in default under this Lease. Upon any termination of this Lease at a time at which Lessee shall be liable in any amount to Lessor under this Lease, Lessor shall have a lien upon the personal property and effects of Lessee within Premises, and Lessor shall have the right, at Lessors election, without notice to Lessee to sell at a private, commercially reasonable sale of all or part of said property and effects for such price as Lessor may deem best and to apply the proceeds of such sale against any amounts due under this Lease from Lessee to Lessor, including the expenses of such sale. If Lessee shall not remove all Lessee's effects from Premises at any expiration or other termination of this Lease, Lessor shall have the right, at Lessor's elections, to remove all or part of said effects in any manner that Lessor shall choose and store the same without liability to Lessee for loss thereof, and Lessee shall be liable to Lessor for all expenses incurred in such removal and also for the cost of storage of said effects. All personal property of Lessee or Lessee's employees, agents, affiliates, or invitees, located in or brought upon Premises or any part of the Building shall be at the risk of the Lessee only, and Lessor shall not be liable to Lessee or any other part for any damages thereto or theft thereof resulting from any cause.

	11.  POSSESSION

Lessee accepts all Premises in their present condition and as stated for the uses intended by Lessee.

	12. UTILITIES

Lessee shall pay all utility bills, including without limitation all gas, electricity, fuel, light and heat bills for Premises, and Lessee shall pay all charges for garbage collection service and for all other sanitary services
rendered to Premises or used by Lessee in therewith.   If Lessee fails to pay
any of said utility bills or charges for garbage collection or other sanitary services, Lessor shall have the right but not the obligation to pay the same, and such payment may be added to the rental of Premises next due as additional rental. Lessee shall strictly comply with all regulations, codes and regulations of Gwinnett County or other applicable governmental authority relative to the storage and collection of garbage and refuse. Lessee shall also provide pest control service to Premises at Lessee's expense and keep Premises free from pests.

	13. ASSIGNMENT AND SUBLETTING

Lessee shall not, without the prior written consent of Lessor endorsed thereon which consent shall not be unreasonably withheld, assign this Lease or any interest thereunder, or sublet Premises or any portion thereof, or permit the use of Premises by any party other than Lessee. In the event that during the term of this Lease Lessee desires to assign or sublease and introduces Lessor to a proposed replacement tenant for Lessee, which replacement tenant is of financial strength at least equal to that of Lessee and has a use for Premises and a number of employees reasonably consistent with that of Lessee's operation, the Lessor shall consider such replacement tenant and notify
Lessee with reasonable promptness as to Lessor's choice, at Lessor's sole discretion, of the following:

(1)	That Lessor consents to an assignment or subleasing of Premises to such replacement tenant provided that Lessee shall remain fully liable for all of its obligations and liabilities under this Lease; or;

(2)	That upon such replacement tenant's entering into a mutually-satisfactory new Lease for the Premises with Lessor, then Lessee shall be released for all further obligations and liabilities under this Lease (excepting only any unpaid rentals or any unperformed covenants then past due under this Lease);
or;

(3)	That Lessor declines to consent to such assignment or sublease due to insufficient or unsatisfactory documentation furnished to Lessor to establish Lessee's financial strength and proposed use of and operations upon Premises.

In no case may Lessee assign any options granted to Sublessees or Assignees hereunder, all such options being deemed personal to Lessee and exercisable by Lessee only.

	14. DESTRUCTION OR DAMAGE

Should entire Premises or a substantial portion thereof be damaged by fire or other casualty to such an extent that rebuilding or repairs cannot reasonably be completed in Lessor's sole judgement, within one hundred eighty (180) calendar days of the date of such Casualty, then either Lessor or Lessee shall have the right with a period of thirty (30) calendar days following such casualty to terminate this Lease by written notice to the other, in which event all rental payable under this Lease shall be abated from the date of such Casualty and this Lease shall end. However, if such damage or destruction can be repaired or replaced within such one hundred eighty (180) day period, Lessor shall make such repairs or replacements with reasonable promptness and dispatch and, rental will abate in such proportion as the Premises have been damaged and untenantable, and Lessor will restore the Premises as speedily as practical, whereupon full rent will resume. In no event will Lessee be entitled to terminate this Lease or be entitled to an abatement of rent if the damage or destruction to the Premises, whether total or partial, is a result of the negligence or willful misconduct of Lessee, its agents, employees, contractors, invitees, and licensees.

	15. EMINENT DOMAIN

If the whole or any substantial part of Premises shall be taken or condemned (including without limitation a sale in lieu of condemnation) by any competent authority for any public use or purpose, then, in that event, the term of this Lease shall cease and terminate from the date on which possession of the part so taken shall be acquired for such use or purpose; the full amount of any resulting condemnation award shall be paid to Lessor and rental shall be accounted for between Lessor and Lessee as of the date of such taking. However, if only an insubstantial, in Lessor's reasonable opinion, portion of Premises is so taken and Premises are not untenantable, then Lessor shall repair any damage caused by such taking with reasonable promptness and dispatch and shall allow Lessee an abatement or reduction in rental hereunder for such time as such portion of Premises is untenantable, and this Lease shall not be otherwise affected.

	16. ALTERATIONS AND IMPROVEMENTS

Lessee shall make no structural alterations in, or additions to, the Premises without first obtaining Lessor's written consent thereto, which consent shall not be unreasonably withheld. No alterations shall lessen the value of Premises or cause expenses to Lessor at the termination of the Lease. In no event shall any work be done for Lessor's account or in any way which would allow a lien to be placed against Premises; any such lien shall create a default of Lessee under this Lease if not removed or lawfully bonded within ten (10) calendar days following lessor's discovery thereof. All additions, fixtures and improvements, whether temporary or permanent in character (except only the movable office furniture of Lessee) made in or upon Premises, either by Lessee or Lessor, shall be Lessor's property and shall remain upon Premises at the termination of this Lease without compensation to Lessee.

	17. INSURANCE

Lessee shall obtain and maintain in force throughout the term of this Lease general public liability insurance in the amount of not less than $1,000,000.00 for any one injury (including death) to persons nor property of not less than $1,000,000.00 for any one casualty and of not less than $1,000,000.00 for property damage. Said policy shall name both Lessor and Lessee as additional insured and shall contain a provision requiring the insurer to give Lessor at least thirty (30) calendar days prior written notice before any termination or expiration of said policy for any reason. Prior to the commencement of this Lease and prior to the expiration of each term of such policy, Lessee shall deliver to Lessor the original of such policy or a proper certificate from the insurer.

Lessee hereby agrees to insure the contents of Premises including any improvements or betterment to the extent Lessee deems satisfactory in Lessee's sole discretion; and Lessor shall have no responsibility whatsoever for any damage, theft, or other casualty to or involvement in such contents.

	18. EXTERIOR SIGNS

Lessee shall place no signs upon the outside of the Premises unless consented to in writing by Lessor. Any and all signs shall be maintained in compliance with applicable governmental rules and regulations governing such signs, and Lessee shall be responsible to Lessor for any damage caused by installation, use, or maintenance of said signs. Lessee agrees upon removal of said signs to repair all damage incident thereto. No advertisement, sign, or other notice shall be inscribed, painted, or fixed on any part of the outside or inside of the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld (see Exhibit "D" - Signage Criteria).

	19.  ATTORNEY'S FEES

Lessee agrees to pay all attorney's fees and expenses incurred by the Lessor in enforcing any of the obligations of the Lessee under this Lease, or in any litigation or negotiation in which the Lessor shall, by virtue of this Lease or Lessor's ownership of the Building, become involved through or on account of this Lease.

	20. HOLDING OVER

If Lessee holds over after the term hereof, with or without the express or implied consent of Lessor, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term, and in such case basic monthly rent shall be payable at the rate of two hundred percent (200%) of the rent specified in Article 3 hereof for the last month of the Lease term or any extensions thereof, and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 20 shall be construed as consent by Lessor to any holding over by Lessee and Lessor expressly reserves the right to require Lessee to surrender possession of the Premises to Lessor as provided in Article 21 hereof upon expiration of the term of this Lease or other termination of this Lease.

	21. SURRENDER OF PREMISES

At termination of this Lease, Lessee shall surrender Premises and keys thereof to Lessor in at least as good as condition as at commencement of the term, natural wear and tear only excepted.

	22. NOTICES

All notices as provided herein shall be mailed via registered/return receipt requested or certified mail to the following:

Lessee's Representative:		Immucor, Inc.
                     					3130 Gateway Drive
                     					Suite 600
                     					Norcross, Georgia  30071

Lessor's Representative:		Peterson Properties
					                     2849 Paces Ferry Road
                     					Suite 700
                     					Atlanta, GA  30339-3769

	23. PARTIES

"Lessor" as used in this Lease shall include Lessor's assigns and successors in title to Premises. "Lessee" shall include Lessee and, if this Lease shall be validly assigned or sublet, shall include such assignee or sublessee, its successors and permitted assigns. "Lessor" and "Lessee" shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

	24. PARKING SPACES AND DRIVEWAYS

Lessee shall have the right of ingress and egress over the driveways located on or in close proximity to Premises or the Building. If Premises occupy less than all of the Building, all driveways and parking areas shall be used by Lessee jointly with Lessor and Lessor's other tenants, their agents, customers and invitees, and Lessee hereby agrees not to park on nor block said driveways but in designated areas only.


	25. SUBORDINATION

This Lease shall be subordinated to the right, title and interest of any lender or other party holding a security interest in or lien upon Premises under any and all security deed or mortgages presently encumbering Premises or the Building and to any and all other security deeds or mortgages hereafter encumbering Premises or the Building. Lessee shall, at any time hereafter, on the demand of Lessor or the holder of such security deed or mortgage, execute any instruments, which may reasonable be required by such secured party for the purpose of evidencing Lessee's subordination of this Lease to the lien or security interest of such secured party. In the event of the termination of this Lease through foreclosure of any security deed or mortgage to which this Lease is subordinated, Lessee shall, upon the demand of the purchaser of Premises or the Building at foreclosure sale, attorn to and enter into a new Lease with such purchaser for the unexpired term of this Lease at the same rent and under the same provisions of this Lease.

	26. GOVERNMENTAL ORDERS

Lessee, at Lessee's expense, shall comply with all laws and ordinances, and all rules, order and regulation of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Premises or any part thereof or the Lessee's use thereof, except that Lessee shall not hereby be under any obligation to comply with any law, ordinance, rule, order or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of Lessee, or is attributable to the use or manner of use to which Lessee puts the Premises, or is required by reason of a breach of any of Lessee's covenants and agreements hereunder. Where any structural alteration of or in connection with the Premises is required by any such law, ordinance, rule order, or regulations, and by reason of the express exception herein above contained, Lessee is not under any obligation to make such alteration, then Lessor shall have the option of making such alteration and paying the cost thereof or of terminating this Lease and the term and estate hereby granted by giving to Lessee not less than thirty (30) days prior written notice of such termination; provided, however, that if within fifteen (15) days after the giving by Lessor of its notice of termination as aforesaid, Lessee shall give written notice to Lessor stating that Lessee elects to make such alteration at the expense of Lessee, then such notice of termination shall be ineffective provided that Lessee, at Lessee's expense, shall, concurrently with the giving of such notice to Lessor, execute and deliver to Lessor Lessee's written undertaking, with a surety and in form and substance satisfactory to Lessor, obligating Lessee to promptly and duly make such alteration in a manner satisfactory to Lessor and to save Lessor harmless from any and all costs, expense, penalties and/or liabilities (including, but not limited to, accountants' and attorneys' fees) in connection therewith or by reason thereof; and Lessee covenants and agrees that, after so electing to make any such alteration, Lessee will, at Lessee's expense, and incompliance with all covenants, agreements, terms, provisions and condition of this Lease, make such alteration, and Lessee, at Lessee's expense, will promptly and duly perform all the condition of such undertaking and that all such conditions of such undertaking shall be deemed to constitute provisions of this Lease to be kept or performed on the part of Lessee with the same force and effect as if the same had been set forth herein.

	27. IMPROVEMENTS

	Intentionally Omitted.

	28. ESTOPPEL CERTIFICATES

From time to time during the term, or any renewal thereof, Lessee, on request of Lessor given in writing not less than twenty (20) days prior to the desired date of such certification, shall execute, acknowledge, and deliver to Lessor, a statement in writing which certifies that: (a) this Lease is unmodified and is in full force and effect (or if there shall have been modifications, that this Lease is in full force and effect as so modified and stating such modification); (b) the dates to which rental hereunder and all other charges have been paid and whether any such payment represents payment in advance;
and (c) to the best knowledge of the individual executing the statement, after due inquiry, no default of Lessor in the performance of any covenant, agreement, or condition has occurred, and remains uncured or has been waived or, if default has occurred, being the intention of Lessor that the statement or statements to be delivered from time to time in accordance herewith may be relied upon by any person to whom such statement may be delivered by Lessor.

	29. PROTECTIVE COVENANTS

	Intentionally Omitted.

	30. LIABILITY

Anything in this Lease to the contrary notwithstanding, Lessee agrees that it shall look solely to the estate and property of Lessor in the land and the Building and any insurance proceeds thereof (subject to the prior rights of any mortgagee or security deed holder) for the collection of any judgement or other judicial process requiring a payment of money by Lessor in the event of any default or breach by Lessor with respect to their terms, covenants and conditions of this Lease to be observed and/or performed by Lessor and no other assets of Lessor shall be subject to levy, execution or other procedures for the satisfaction of Lessee's remedies. In the event Lessor transfers or assigns this Lease, except as collateral security for a loan, upon such transfer or assignment, Lessor shall thereupon be released of all further liability and obligations hereunder.

	31. TIME IS OF THE ESSENCE

Time is of the essence with respect to the performance of each of the covenants and agreements of this Lease.

	32. LESSOR'S ESTATE

This contract shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale.

	33. BROKER INDEMNIFICATION

Lessee represents and warrants to Lessor that no broker, agent, commission salesman, or other person has represented Lessee in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesman, or other person. Lessee agrees to indemnify Lessor against and hold Lessor harmless from any and all claims, suits, or judgments (including without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgements or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship with Lessee.

	34.  RULES AND REGULATIONS

	(See Exhibit "C"- Rules and Regulations)

	35. SPECIAL STIPULATIONS

Insofar as the Special Stipulations attached hereto and incorporated herein conflict with any of the foregoing provisions, said Special Stipulations shall control.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

LESSOR:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY on behalf of its Separate Account R

By: \s\Julia B. Bazenas
    Julia B. Bazenas

Its: Managing Director

LESSEE:

IMMUCOR, INC.


	By: \s\ Ralph A. Eatz

	Its: Sr. Vice Pres.

	Attest: \s\ Connie D. Vinson

	Its:  Executive Secretary
				(Corporate Seal)

	Date: 2/13/96

	SPECIAL STIPULATIONS

35.  PREMISES (See Exhibit "A" - Floor Plan)

Provided below is an outline of buildings, suite numbers and square foot sizes of spaces which Lessee shall Lease during the Term of this Lease
Agreement:

1.	Effective May 1, 1996 through December 31, 1996:

	       Building	       Suite    	Size

	3130 Gateway Drive	     600	  37,931 square feet
	3150 Gateway Drive	     500	   4,906 square feet
	                       	TOTAL 42,837 square feet

2.	Effective January 1, 1997 through April 30, 2002:

	3130 Gateway Drive	     600	  37,931 square feet
	3150 Gateway Drive	     500	   4,906 square feet
	3150 Gateway Drive	     450	   2,794 square feet
	3150 Gateway Drive	     400	   1,821 square feet
	                        TOTAL 47,452 square feet

Notwithstanding anything herein to the contrary, Lessor and Lessee agree that Lessee shall be allowed to begin storing items in 3150 Gateway Drive, Suite 400 no later than July 1, 1996. No Base Rent shall be charged for suites 400 and 450 until January 1, 1997 provided, however, that Lessee will be responsible for all other additional rent charges set forth herein including all utility costs. Regarding Lessee's use of suites 400 and 450 during such period, Lessee shall be liable for all obligations under this Lease other than Base Rent charges.

36.  RENTAL

For the term of this Lease, Lessee shall pay Lessor a Base Rent as follows:

a)	From May 1, 1996 through December 31, 1996, the Base Rent shall be Two
Hundred Seventeen Thousand Nine Hundred Ninety-Four and 79/100 Dollars ($217,994.79) paid in eight (8) equal monthly installments of Twenty-Seven Thousand Two Hundred Forty-Nine and 35/100 Dollars ($27,249.35).

b)	From January 1, 1997  through April 30, 1997, the Base Rent shall be One
Hundred Twenty-Two Thousand One Hundred Fifty-Seven and 48/100 Dollars ($122,157.48), paid in four (4) equal monthly installments of Thirty
Thousand Five Hundred Thirty-Nine and 37/100 Dollars ($30,539.37).

c)	From May 1, 1997 through December 31, 1997, the Base Rent shall be Two
Hundred Forty-Six Thousand Four Hundred Nine and 57/100 Dollars
($246,409.57), paid in eight (8) equal monthly installments of Thirty
Thousand Eight Hundred One and 20/100 ($30,801.20).

d)	From January 1, 1998 through April 30, 1998, the Base Rent shall be One
Hundred Eight Thousand Thirty-Two and 39/100 Dollars ($108,032.39), paid in four (4) equal monthly installments of Twenty-Seven Thousand Eight and 10/100 Dollars ($27,008.10).

e)	From May 1, 1998 through April 30, 1999, the Base Rent shall be Three
Hundred Forty Thousand Two Hundred Thirty and 84/100 Dollars ($340,230.84), paid in twelve (12) equal monthly installments of Twenty-Eight Thousand
Three Hundred Fifty-Two and 57/100 Dollars ($28,352.57).

f)	From May 1, 1999 through April 30, 2000, the Base Rent shall be Three
Hundred Fifty-Seven Thousand Three Hundred Thirteen and 56/100 Dollars ($357,313.56), paid in twelve (12) equal monthly installments of Twenty-Nine Thousand Seven Hundred Seventy-Six and 13/100 Dollars ($29,776.13).

g)	From May 1, 2000 through April 30, 2001, the Base Rent shall be Three
Hundred Seventy-Four Thousand Eight Hundred Seventy and 80/100 Dollars ($374,870.80), paid in twelve (12) equal monthly installments of Thirty-One Thousand, Two Hundred Thirty-Nine and 23/100 Dollars ($31,239.23).

37.	ALTERATIONS OR REPAIRS

Notwithstanding anything contained in this Lease to the contrary, Lessee shall not make any additions, alterations, replacements, improvements or other modifications (collectively, "Alterations") to the leased premises without the prior written consent of Lessor, which consent may be withheld in Lessor's reasonable discretion, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the leased premises. Any approval by Lessor of or consent by Lessor to any plans, specifications or other items to be submitted to and/or reviewed by Lessor pursuant to this Lease shall be deemed to be strictly limited to an acknowledgement of approval or consent by Lessor thereto and, whether or not the work is performed by Lessor or by Lessee's contractor, such approval or consent shall not constitute the assumption by Lessor of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any acknowledgement, representation or warranty by Lessor that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Lessee shall be responsible for all of the same.

38.	RENEWAL OPTION

Provided Lessee is not in default of this Lease Agreement, Lessee may, at its option, extend the term hereof for a further term of five (5) years upon the same terms and conditions contained herein, except that the rent to be paid Lessor by Lessee for the extended term shall be the market rent for similar space at the time such option is exercised, but in no event shall the annual rent be decreased below the annual rent for the last year of this original Lease Agreement.

To exercise such option, Lessee must give Lessor written notice at least 180 days prior to the expiration of the original term, such notice shall include Lessee's election of the duration of the extended term as provided.

The establishment of market rent shall include term, rental rate, escalation provisions, and expense recapture, as necessary to reflect the then prevailing market conditions. The market rent for the extended term shall be agreed upon in writing at least 180 days prior to the expiration of the original term and if not so agreed upon between Lessor and Lessee, Lessee's exercise of the option shall become void.

Upon written request from Lessee, Lessor shall provide Lessee with its calculation of market rent at least two hundred and seventy (270) days prior to the expiration of the original term.


39.	EXPANSION

	Right of First Offer

 	(a)	Lessor and Lessee acknowledge that there is currently approximately 6,238 square feet of Rentable Floor Area adjacent to the Premises in the Building
(hereinafter the "First Offer Space"), as demarcated on Exhibit "A" to this
Lease as the "First Offer Space".  The First Offer Space presently is leased to and occupied by Broniec & Associates, Inc. pursuant to a lease agreement having an expiration date of on or about June 30, 1999.  Lessor acknowledges that Lessee may wish to expand the Premises and lease the First Offer Space.
Lessee, however, acknowledges that Lessor must be in a position to lease the
First Offer Space to other tenants.  In order to accommodate Lessee's desires regarding the First Offer Space and Lessor's requirement for future leasing of the First Offer Space, Lessor hereby grants to Lessee the right of first offer (the "Right of First Offer") to lease the First Offer Space in accordance with the terms and conditions contained herein.  If at any time on or before December 31, 1998 the First Offer Space becomes available for lease and Lessor has received a bona fide offer from a third party prospective tenant (the "Offering Party") to lease the First Offer Space, then Lessor shall submit written notice thereof to Lessee.  Upon receipt of the aforesaid notice from Lessor, Lessee shall have the right, exercisable at any time within five (5) days from the date of Lessee's receipt of such notice, to lease said First Offer Space upon the same terms and conditions, including the same Base Rental Rate as the third party offer.  If Lessee elects to exercise the Right of First Offer, it shall, prior to the end of said five (5) day period, deliver written notice of such exercise to Lessor, and the leasing of said First Offer Space exercised by Lessee shall commence on the earlier to occur of (A) thirty (30) days after the expiration of such
5-day period or (B) the date of substantial completion of the tenant improvements to the reasonable satisfaction of Lessee in the First Offer
Space, and shall be evidenced by a lease amendment agreement executed by
Lessee on Lessor's standard form, which shall be reasonably acceptable to
Lessee.  If Lessee shall not exercise such Right of First Offer within said five (5) day period or shall fail to deliver written notice of such exercise as provided above, Lessor shall be free to lease the First Offer Space or any part thereof  to the Offering Party.  If Lessor does not conclude a lease agreement for all of the First Offer Space with the Offering Party, Lessee's
Right of First Offer shall survive with respect to any portion of the First
Offer Space not leased by the Offering Party and shall be eligible for exercise by Lessee on the same terms and conditions described herein, upon
Lessor's receipt of a bona fide offer from another third party prospective tenant to lease the First Offer Space.  If Lessor does conclude a lease agreement with the Offering Party for the First Offer Space, the Right of
First Offer shall expire and in no event shall Lessee have any further right of first refusal or Right of First Offer under this Lease with respect to the
First Offer Space, or any portion thereof, except as otherwise expressly and specifically provided in this Lease.  Lessee shall not have the right to assign its Right of First Offer to any sublessee of the Premises (or any portion thereof) or assignee of this Lease, nor may any such sublessee or assignee exercise such Right of First Offer.

		(b)	Notwithstanding any other term or provision of this Article or elsewhere in this Lease, expressed or implied, it is understood and agreed by Lessee that
(i) one or more existing tenants of the Building (together with their respective assignees, successors or assigns, hereinafter collectively referred to as the "Existing Lessees") may have certain expansion options, rights to lease and rights of first refusal or offer with respect to space in the Building, including, without limitation, the First Offer Space,
(ii) the rights and interests in and to the First Offer Space and all portions thereof granted by Lessor to Lessee in this Article are, in all respects, subject and subordinate to all such options and rights of the
Existing Lessees and may be wholly or partially rendered void and of no effect by such options and rights, (iii) Lessor shall not be liable for the failure or inability of Lessee to exercise or benefit from any or all rights granted in this Section with respect to said First Offer Space or any portion thereof by reason of such superior rights and options of the
Existing Lessees, and (iv) Lessee shall not be entitled to any compensation, consolation, consideration, replacement of such space, or any other remedy from or against Lessor by reason of such failure or inability provided, however, that in no event shall the Lessee's Right of First Offer be subordinated to the rights of any subsequent tenant or prospective tenant or any subsequently granted expansion options, rights to lease or rights of first refusal or offer with respect to the First Offer Space.

		(c)	Notwithstanding the foregoing and any other provision of this Lease to the contrary, such Right of First Offer (i) shall not be applicable after
December 31, 1998, and (ii) is conditioned upon this Lease being in full force and effect and there being no default under this Lease.  If Lessee fails to exercise the foregoing Right of First Offer as provided in and in strict accordance with the terms of this Article on or before December 31,
1998, or if the foregoing conditions in this subsection (c) are not entirely satisfied at time of exercise, the Right of First Offer shall automatically terminate and be of no further force or effect, or if exercised, shall be null and void.






	EXHIBIT "A"

	FLOOR PLAN


	EXHIBIT "C"

	RULES AND REGULATIONS

1.	The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or way surrounding or in the vicinity of the Building shall not be obstructed, even temporarily, or encumbered by Lessee or used for any purpose other than ingress and egress to and from the Premises without approval of Lessor which shall not be unreasonably withheld.

2.	All awnings or other projections shall be attached to the outside walls of the Buildings. No exterior curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Lessor, unless installed by Lessor, this does not include interior treatments.

3.	No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Lessee on any part of the outside of the Premises or Building, other than as provided below. Signs shall conform to building standard signs, which shall be approved by Lessor. Signs shall, at Lessee's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Lessor. In the event of the violation of the foregoing by Lessee, Lessor may remove same without liability, and may charge the expense incurred by such removal to Lessee.

4.	The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Lessee, nor shall any bottles, parcels, or other articles be placed on the window sills.

5.	No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building which shall not be unreasonably withheld..

6.	The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Lessee.

7.	Lessee shall not in any way deface any part of the Premises or the
Building.

8.	Intentionally Deleted.

9.	No space in the Building shall be used for heavy industrial manufacturing.

10.	Intentionally Deleted.

11.	No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Lessee, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Lessor and unless and until a duplicate key is delivered to Lessor. Lessee shall, upon the termination of its tenancy, restore to Lessor all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Lessee, and in the event of the loss of any keys so furnished, Lessee shall pay to Lessor the cost thereof.

12.	Lessee shall not occupy or permit any portion of the Premises to be occupied without Lessor's expressed prior written consent, as an office for a public stenographer or typist, or for the possession, storage, manufacture or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop, or as a public employment bureau or agency, or for a public finance (personal loan) business.

13.	Intentionally Deleted.

14.	Lessor shall have the right to prohibit any advertising by Lessee which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

15.	Canvassing, soliciting of other tenant's and peddling in the Building are prohibited and Lessee shall cooperate to prevent the same.

16.	There shall not be used in any space, or in the public halls of any building, either by Lessee or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

17.	Intentionally Deleted.

18.	Lessee shall comply with the terms and conditions of all reasonable restrictive covenants now or hereafter affecting title to the Premises

19.	Lessee shall not permit in or on the Premises any auction, tag, sheriff receiver's bankruptcy moving, relocation or "going out of business" sale.

Whenever the above rules conflict with any of the rights or obligations of Lessee pursuant to the provisions of the Paragraphs of this Lease, the provisions of the Paragraphs shall govern except to the extent in conflict with the portion of the Lease entitled "Additional Special Stipulations".


	EXHIBIT "D"

	SIGN CRITERIA

COLONY CENTER

All Lessees at Colony Center will be allowed to put a tenant identification sign for their premises as follows:

	1.	Front elevation sign shall consist of individual non-illuminated white letters with a maximum height of 12".

	2.	Real and front door lettering to consist of vinyl die cut letters reading tenant name and suite number with maximum height of 3".  Only a flat white color is acceptable unless approved by Lessor.

	3.	Lessee shall be responsible for all costs incurred for fabrication and installation of tenant's sign.

	4.	Before installation of signage, Lessee must submit to Lessor a detailed sketch and layout of proposed signage for Lessor's written approval.